Exhibit 21

INTERNATIONAL LEASE FINANCE CORPORATION
SCHEDULE OF SUBSIDIARIES

	Place of	Percent
Name	Incorporation	Owned
INTERNATIONAL LEASE FINANCE CORPORATION	California

Aircraft SPC-3, Inc.	California	100.000%

Aircraft SPC-4, Inc.	California	100.000%

Aircraft SPC-8, Inc.	California	100.000%

Aircraft SPC-9, Inc.	California	100.000%

Aircraft SPC-11, Inc.	California	100.000%

Aircraft SPC-12, Inc.	California	100.000%

Aircraft SPC-14, Inc.	California	100.000%

Euclid Aircraft, Inc.	California	100.000%

ILFC Aircraft Holding Corporation	California	100.000%

ILFC Aviation Consulting, Inc.	California	100.000%

Interlease Aviation Corporation	California	100.000%

Interlease Aircraft Trading Corporation	California	100.000%

Interlease Management Corporation	California	100.000%

Platypus Leasing, Inc.	California	100.000%

CABREA, Inc.	Delaware	100.000%
(owned by Aircraft SPC-3, Inc.)

ILFC Dover, Inc.	Delaware	100.000%
(owned by Aircraft SPC-3, Inc.)

ILFC Rhino I LLC	Delaware	100.000%

ILFC Rhino II LLC	Delaware	100.000%
(owned by ILFC Rhino I LLC)

INTERNATIONAL LEASE FINANCE CORPORATION
SCHEDULE OF SUBSIDIARIES AND AFFILIATES

	Place of	Percent
Name	Incorporation	Owned
ILFC Volare, Inc.
(owned by Aircraft SPC-3, Inc.)	Delaware	100.000%

ILFC Aruba A.V.V.	Aruba	100.000%

ILFC Australia Pty Ltd	Australia	100.000%

ILFC (Bermuda) III, Limited	Bermuda	100.000%

ILFC (Bermuda) 4, Limited
(owned by ILFC (Bermuda) 5 Limited)	Bermuda	100.000%

ILFC (Bermuda) 5, Limited	Bermuda	100.000%

ILFC (Bermuda) 6, Limited	Bermuda	100.000%
(owned by ILFC (Bermuda) 5, Limited)

ILFC (Bermuda) 7, Limited	Bermuda	100.000%
(owned by ILFC (Bermuda) 5, Limited)

International Lease Finance Corporation, Limited	Bermuda	100.000%

Sierra Leasing Limited	Bermuda	100.000%
(owned by Aircraft SPC-9, Inc.)

Whitney Leasing Limited	Bermuda	100.000%
(owned by Aircraft SPC-12, Inc.)

ILFC Flugzeugverwaltungs Gmbh	Germany	100.000%

International Lease Finance Germany ILFC No. 1 Gmbh	Germany	100.000%

Calliope Limited
(owned by Sierra Leasing Limited)	Ireland	100.000%

ILFC Ireland Ltd.	Ireland	100.000%

ILFC Ireland 2 Ltd.	Ireland	100.000%
(owned by ILFC Ireland 3 Ltd.)

ILFC Ireland 3 Ltd.	Ireland	100.000%

Whitney Ireland Leasing Limited	Ireland	100.000%
(owned by Whitney Leasing Limited)

ILFC Labuan ECA Ltd.	Labuan	100.000%
(owned by Sierra Leasing Limited)

ILFC Labuan Ltd.	Labuan	100.000%